CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Capital Trust: Fidelity Focused Stock Fund, of our report dated December 19, 2014, on the financial statements and financial highlights included in the October 31, 2014 Annual Report to Shareholders of Fidelity Capital Trust: Fidelity Focused Stock Fund.

We also hereby consent to the incorporation by reference into the the Proxy/Prospectus constituting part of this Registration Statement of Fidelity Hastings Street Trust: Fidelity Fifty, of our report dated August 14, 2014, on the financial statements and financial highlights included in the June 30, 2014 Annual Report to Shareholders of Fidelity Hastings Street Trust: Fidelity Fifty.

We further consent to the references to our Firm under the headings "Experts", "Form of Agreement and Plan of Reorganization of Fidelity Fifty" and "Additional Information About the Funds" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information for Fidelity Capital Trust: Fidelity Focused Stock Fund and Fidelity Hastings Street Trust: Fidelity Fifty, dated December 30, 2014 and August 29, 2014, respectively, which are also incorporated by reference into the Proxy/Prospectus.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
____________________________
Boston, Massachusetts
January 28, 2015